SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 23, 2004


                                SYSCO CORPORATION
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

    1-06544                                               74-1648137
(Commission File Number)                       (IRS Employer Identification No.)

                 1390 Enclave Parkway, Houston, Texas 77077-2099
          (Address of principal executive offices, including zip code)

                                 (281) 584-1390
              (Registrant's telephone number, including area code)

                        --------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14A-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))




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ITEM 8.01.  OTHER EVENTS.

On November 23, 2004, Sysco Corporation ("SYSCO"), entered into a stock purchase plan with Banc of America Securities LLC to purchase shares of SYSCO common stock pursuant to Rules 10b5-1 and 10b-18 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The shares will be purchased pursuant to the share repurchase program previously approved by SYSCO's Board as announced on September 12, 2003. Subject to certain conditions, the shares will be purchased during the period between December 1, 2004 and August 16, 2005, including during company "blackout" periods. Depending upon prevailing market conditions and other factors, there can be no assurance that any or all authorized shares will be purchased pursuant to the plan. Rule 10b5-1 provides certain defenses to actions under Section 10(b) of the Exchange Act and Rule 10b-5 thereunder for transactions conducted pursuant to written trading plans that satisfy the conditions of the Rule. SYSCO's Policy on Trading in Company Securities, which prohibits purchases by SYSCO of its securities during certain "blackout" periods, contains an exception for stock trading plans entered into pursuant to Rule 10b5-1.







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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, SYSCO has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           SYSCO CORPORATION



Date:  November 23, 2004                   By:   /s/ John K. Stubblefield, Jr.
                                              ----------------------------------
                                              Name:  John K. Stubblefield, Jr.
                                              Title: Executive Vice President,
                                                     Finance and Administration




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